CONTACT:
Lee Rosen, Chairman	Carl Hymans
Wireless Holdings, Inc.	G. S. Schwartz & Co.
H2Diesel, Inc.	212-725-4500 ext. 304
561-807-6325	carlh@schwartz.com

WIRELESS HOLDINGS INC. ANNOUNCES APPPOINTMENT OF PHIL E. PEARCE
TO BOARD OF DIRECTORS OF THE COMPANY
AND OF H2DIESEL, INC., ITS WHOLLY-OWNED SUBSIDIARY

Boca Raton, FL. - October 30, 2006 - Wireless Holdings, Inc. (OTC Bulletin Board: WLHO) (the “Company”) today announced the appointment of Phil E. Pearce to the Board of Directors of the Company and of its wholly-owned subsidiary, H2Diesel, Inc. Mr. Pearce’s appointment to the Board of Directors of H2Diesel will take effect immediately, and his appointment to the Board of Directors of the Company will take effect upon the Company’s compliance with Section 14f of the Securities Exchange Act of 1934, as amended, and Rule 14f-1 under the Exchange Act. The Company anticipates such compliance to occur on or about November 10, 2006. As previously announced, the Company completed on October 20, 2006 the acquisition of H2Diesel through a merger transaction.

Mr. Pearce has been a Principal with Phil E. Pearce & Associates, an independent business consulting firm since 1990. He previously served as Senior Vice President and a Director of E.F. Hutton, Chairman of the Board of Governors of the National Association of Securities Dealers and was closely involved in the formation of NASDAQ.

Mr. Pearce has served as a Governor of the New York Stock Exchange and a member of The Advisory Council to the United States Securities and Exchange Commission on the Institutional Study of the Stock Markets. Mr. Pearce is currently a member of the board of directors of both public and private companies. He received his B.S. degree in finance from the University of South Carolina and attended the S.I.A. Graduate School of Wharton School of Finance at the University of Pennsylvania.

David Gillespie, President and Chief Executive Officer of H2Diesel said, “I am delighted to have someone with Mr. Pearce’s business experience and financial acumen as a member of the H2Diesel management team. His leadership and business expertise will help H2Diesel implement its strategic plan to establish initial production plants and distribution channels for our alternative bio-fuel and capitalize on its applications in the heating and power generation markets.”

“I’m pleased to join the Board of Directors of H2Diesel and look forward to working with the management team to capitalize on the significant opportunities of its technology and establish a position as a leader in the growing and exciting bio-fuel industry,” said Phil E. Pearce.

About H2Diesel, Inc.

H2Diesel is a development stage company that holds an exclusive license for North America, Central America and the Caribbean to proprietary technology for the manufacture of an alternative “bio-fuel” from domestically produced vegetable oils that is intended to be marketed as “bio-diesel” fuel or heating fuel or, alternatively, as a new class of bio-fuel or fuel additive. H2Diesel believes its bio-fuel can be used directly for home heating and power generation and also potentially as a motor fuel.  The Company further believes its proprietary bio-fuel will provide a cheaper, renewable alternative energy source with significantly lower emissions than traditional fuels and a cleaner and more efficient alternative to heating oil. H2Diesel's business model calls for the establishment of bio-fuel production facilities directly and through sublicensing of its technology to qualified licensees.

This news release contains forward-looking statements. These forward-looking statements concern the Company's operations, prospects, plans, economic performance and financial condition and are based largely on the Company's beliefs and expectations. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any future results expressed or implied by such forward-looking statements. The risks and uncertainties related to our business, which include all the risks attendant a development stage business in the volatile energy industry, including those set forth in the Company’s current report on Form 8-K filed with the Securities and Exchange Commission on October 26, 2006. These forward-looking statements are made as of the date of this press release, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why the actual results could differ from those projected in the forward- looking statements.